                                                                      Exhibit 12

--------------------------------------------------------------------------------------------------------------
                                AmeriKing, Inc.
               Calculation of Ratio of Earnings to Fixed Charges
                            (Dollars in thousands)
--------------------------------------------------------------------------------------------------------------
                                                    Three Quarters Ended              Three Quarters Ended
                                                     September 29, 1997                September 30, 1996
--------------------------------------------------------------------------------------------------------------
                                                 W/O PIK          With PIK           W/O PIK         With PIK
                                                 Dividends        Dividends         Dividends        Dividends
                                                 ---------        ---------         ---------        ---------
--------------------------------------------------------------------------------------------------------------
EARNINGS
--------------------------------------------------------------------------------------------------------------
Loss before income taxes benefit                  $  (612)         $  (612)          $(1,064)          $(1,064)
--------------------------------------------------------------------------------------------------------------
Interest expense                                    9,223            9,223             8,880             8,880
--------------------------------------------------------------------------------------------------------------
Amortization of deferred financing costs              405              405               692               692
--------------------------------------------------------------------------------------------------------------
Portion of rents representative of interest         3,870            3,870             3,463             3,463
--------------------------------------------------------------------------------------------------------------
Preferred stock PIK dividends                                          338                                 338
--------------------------------------------------------------------------------------------------------------
Total Earnings                                    $12,886          $13,224           $11,971           $12,309
--------------------------------------------------------------------------------------------------------------
FIXED CHARGES
--------------------------------------------------------------------------------------------------------------
Interest expense                                  $ 9,223          $ 9,223           $ 8,880           $ 8,880
--------------------------------------------------------------------------------------------------------------
Amortization of deferred financing costs              405              405               692               692
--------------------------------------------------------------------------------------------------------------
Portion of rents representative of interest         3,870            3,870             3,463             3,463
--------------------------------------------------------------------------------------------------------------
Preferred stock PIK dividends                                          338                                 338
--------------------------------------------------------------------------------------------------------------
Total Fixed Charges                               $13,498          $13,836           $13,035           $13,373
--------------------------------------------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                   0.95             0.96              0.92              0.92
--------------------------------------------------------------------------------------------------------------

                                                                      Exhibit 12

------------------------------------------------------------------------------------------------------
                                            AmeriKing, Inc.
                           Calculation of Ratio of Earnings to Fixed Charges
                                        (Dollars in thousands)
------------------------------------------------------------------------------------------------------------
                                                           Quarter Ended                 Quarter Ended
                                                        September 29,  1997            September 30, 1996
------------------------------------------------------------------------------------------------------------
                                                      W/O PIK         With PIK        W/O PIK       With PIK
                                                     Dividends       Dividends       Dividends      Dividends
                                                     ----------      ----------      ---------      ---------
-------------------------------------------------------------------------------------------------------------
EARNINGS
-------------------------------------------------------------------------------------------------------------
Loss before income taxes benefit                       $(1,311)        $(1,311)       $(1,741)       $(1,741)
-------------------------------------------------------------------------------------------------------------
Interest expense                                         3,294           3,294          3,120          3,120
-------------------------------------------------------------------------------------------------------------
Amortization of deferred financing costs                   131             131            243            243
-------------------------------------------------------------------------------------------------------------
Portion of rents representative of interest              1,394           1,394          1,207          1,207
-------------------------------------------------------------------------------------------------------------
Preferred stock PIK dividends                                              113                           113
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Total Earnings                                         $ 3,508         $ 3,621        $ 2,829        $ 2,942
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
FIXED CHARGES
-------------------------------------------------------------------------------------------------------------
Interest expense                                       $ 3,294         $ 3,294        $ 3,120        $ 3,120
-------------------------------------------------------------------------------------------------------------
Amortization of deferred financing costs                   131             131            243            243
-------------------------------------------------------------------------------------------------------------
Portion of rents representative of interest              1,394           1,394          1,207          1,207
-------------------------------------------------------------------------------------------------------------
Preferred stock PIK dividends                                              113                           113
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Total Fixed Charges                                    $ 4,819         $ 4,932        $ 4,570        $ 4,683
-------------------------------------------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                        0.73            0.73           0.62           0.63
-------------------------------------------------------------------------------------------------------------